SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934


Date of Report: May 11, 1998
(Date of earliest event reported)


Genetic Laboratories Wound Care, Inc.
(Exact name of registrant as specified in its charter)


           Minnesota              0-16664               41-1604048
State or other jurisdiction of  Commission          (I.R.S. Employer
  incorporation or organization   File No.          Identification No.)



       2726 Patton Road
         St. Paul, MN            55113-3116
(Address of principal executive offices)                                   (Zip
Code)




                               (612) 633-0805
               (Registrant's telephone number, including area code)
Item 5.   Other Exhibits.

     On May 12, 1998, Genetic Laboratories Wound Care, Inc. issued a press release that they have signed a Letter of Intent with Derma Sciences, Inc., whereby Genetic Laboratories Wound Care, Inc. would be acquired by a wholly-owned subsidiary of Derma Sciences, Inc.


Item 7(c).                                                           Exhibits.

  2       Letter of Intent dated May 11, 1998

  20      Press Release dated May 12, 1998


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 14, 1998                Genetic Laboratories Wound Care, Inc.
                                   Registrant



                                        By: /s/ Arthur A. Beisang
                                           Arthur A. Beisang
                                           Chairman and
                                           Chief Executive OfficerExhibit 2

                         Letter of Intent

May 11, 1998


Mr. Arthur A. Beisang
Chief Executive Officer
Genetic Laboratories Wound Care, Inc.
2726 Patton Road
Saint Paul, MN 55113

Re: Derma Sciences, Inc. - Genetic Laboratories Wound Care, Inc.; Merger Letter of Intent

Dear Art:

This letter sets forth the intent of Derma Sciences, Inc., a Pennsylvania corporation ("Derma Sciences") and Genetic Laboratories Wound Care, Inc., a Minnesota corporation ("Genetic Labs (MN)") to merge in accordance with the terms described hereinbelow (the "Merger Transaction").

This is a non-binding letter of intent save for the obligations of confidentiality and public disclosure described on pages 2-3 and page 4 hereof, respectively. With the exception of the foregoing, this letter of intent imposes no contractual or other legal obligations on either party hereto and does not constitute an offer which may be accepted by execution hereof. A binding contract will be created only upon the execution of an agreement and plan of merger together with such other formal documents as may be necessary to carry such merger into effect.

We contemplate the principal terms of the Merger Transaction to be as follows:

Structure

Genetic Labs (MN) will merge with and into a 100% subsidiary of Derma Sciences to be named Genetic Laboratories, Inc. ("Genetic Labs (PA)"). The surviving corporation in the Merger Transaction shall be Genetic Labs (PA). The Merger Transaction is intended to qualify as:

(a) a statutory merger under Subchapter C, Section 1921 et seq., of the Pennsylvania Business Corporation Law of 1988 and Section 302A.601 et seq. of the Minnesota Business Corporation Act, and

(b)  a reorganization under Section 368 (a) (1) (A) of the Internal Revenue
Code.
Mr. Arthur Beisang
May 11, 1998
Page 2


Exchange Ratio - Adjustment

Derma Sciences will issue to the shareholders of Genetic Labs (MN), from its authorized and unissued shares, a total of 1,706,990 shares of its $0.01 par value common stock at the rate of 0.7 shares of Derma Sciences common stock for each share of Genetic Labs (MN) common stock owned and tendered.

Transactions Outside the Ordinary Course of Business

Pending consummation of the Merger Transaction, Genetic Labs (MN) shall not issue additional shares of its securities (other than pursuant to the exercise of currently outstanding stock options), declare stock or cash dividends relative to its common stock, pay bonuses or extraordinary compensation, purchase or sell assets or incur indebtedness other than in the ordinary course of its business.

Genetic Laboratories, Inc.  (PA)  - Officers and Directors

The board of directors of Genetic Labs (PA) shall initially consist of Edward
J. Quilty, Arthur A. Beisang and Robert A. Ersek, M.D. each of whom shall be elected to serve a one year term or until his successor is elected and qualifies. The officers of Genetic Labs (PA) shall initially consist of Edward
J. Quilty, Chairman of the Board of Directors, Arthur A. Beisang, Chief Executive Officer, H. James Thompson, President and Chief Operating Officer, and Robert A. Ersek, M.D., Medical Director, each of whom shall be elected to serve a one year term or until his successor is elected and qualifies.

Genetic Laboratories, Inc. (MN) - Executive Contracts

Prior to consummation of the Merger Transaction, Derma Sciences shall accept assignment from Genetic Labs (MN) of the rights and responsibilities of Genetic Labs (MN) under those certain executive agreements dated May 1, 1998 with Arthur A. Beisang, Robert A. Ersek, M.D. and H. James Thompson.
Mr. Arthur Beisang
May 11, 1998
Page 3

Transfer and Conversion of Options

The agreement of merger governing the Merger Transaction shall provide that options to purchase shares of the common stock of Genetic Labs (MN) outstanding as of the merger effective date shall be transferred and converted into options to purchase shares of common stock of Derma Sciences ("Derma Sciences Options") in the ratio of 0.7 Derma Sciences Options to one Genetic Labs (MN) Option.

Transaction Expenses

Prior to the consummation of the agreement and plan of merger contemplated hereby, each party shall be responsible for its own expenses, of whatsoever nature, relative to the Merger Transaction and the negotiation and examination thereof.

Conditions

Consummation of the merger Transaction shall be subject to the following conditions, together with such other terms and conditions as are necessarily incident thereto: (1) execution of an agreement and plan of merger governing the Merger Transaction; (2) successful completion of due diligence by Derma Sciences and Genetic Labs (MN); (3) approval of the agreement and plan of merger by the boards of directors of Derma Sciences and Genetic Labs (MN); (4) approval of the agreement and plan of merger by majority vote of the holders of the common stock of Genetic Labs (MN); and (5) the occurrence of no material adverse change in the business operation or financial condition of Derma Sciences or Genetic Labs (MN).

Due Diligence

Immediately following the execution hereof, Derma Sciences and Genetic Labs
(MN) will allow each other, and their respective accountants, attorneys and other authorized representatives, to review each other's books, records, financial statements, tax returns, inventory, tangible and intangible assets, material contracts, evidence of liabilities and any and all other material necessary in order for each of the Derma Sciences and Genetic Labs (MN) to satisfy themselves as to each other's financial condition and business operations.
Mr. Arthur Beisang
May 11, 1998
Page 4

Milestones

The parties contemplate that the agreement and plan of merger governing the Merger Transaction will be executed not later than May 31, 1998 and that the merger proxy/registration statement on Form S-4 will be filed with the Securities and Exchange Commission not later than June 30, 1998.

Confidentiality

The parties agree to keep confidential all information regarding the Merger Transaction, and any information obtained in the process of due diligence relative thereto, except to the extent otherwise permitted hereby or required by securities laws or other laws or regulations, and except to the extent otherwise required by legal process or in response to the inquiries by governmental officials or agencies. Provided, however, the parties may share such information with financial and legal advisors, accountants, consultants, agents and employees.

Public Announcement - Securities Filings

Immediately upon execution hereof, Derma Sciences and Genetic Labs (MN) shall:
 (a)   prepare and issue press releases announcing the Merger Transaction, and
 (b) prepare and file with the Securities and Exchange Commission current reports on Form 8-K disclosing the contemplated Merger Transaction and the principal terms thereof.

Very truly yours,

DERMA SCIENCES, INC.


By: /s/ Edward J. Quilty
     Edward J. Quilty
     Chairman of the Board

Accepted in accordance with the terms hereof.


GENETIC LABORATORIES WOUND CARE, INC.


By: /s/ Arthur A. Beisang
     Arthur A. Beisang
     Chairman of the Board
                                                       Exhibit 20

                          PRESS RELEASE




DERMA SCIENCES TO ACQUIRE GENETIC LABORATORIES WOUND CARE

PRINCETON, NJ, MAY 12, 1998. DERMA SCIENCES, INC. (NASDAQ:DSCI) and St. Paul-based Genetic Laboratories Wound Care, Inc., (EBB:GELW) jointly announced today that they have signed a letter of intent whereby Genetic Laboratories would be acquired by a wholly owned subsidiary of Derma Sciences. Genetic Laboratories shareholders would receive 0.7 shares of Derma Sciences Common Stock in exchange for each share of Genetic Laboratories Common Stock owned.

Closing of the acquisition is subject to execution of a definitive merger agreement, completion of due diligence, approvals of the Board of Directors and shareholders of both companies and certain other conditions. The companies expect to sign a definitive agreement by the end of May, 1998 and to complete the transaction by September, 1998.

Derma Sciences Chairman Edward J. Quilty commented, "Our acquisition of Genetic Laboratories is in line with our previously announced goal of implementing strategic acquisitions and thereby broadening our product lines and increasing our revenue streams. Genetic Laboratories' extensive line of wound closure strips and specialty catheter fasteners, together with its recently introduced wound irrigation system, represent important synergistic additions to our expanding line of wound care products. We believe that Genetic Laboratories' well-developed access to hospitals and alternate care facilities and Derma Sciences' strong presence in the extended care and home healthcare markets will create a powerful combination."

Quilty further commented, "Genetic Laboratories has a history of consistent revenue growth and profitability. Its revenues and profits for the nine-month period ended February 28, 1998 were $2.3 million and $78,253 (unaudited), respectively. Based on these results, Genetic Laboratories appears to be on track to achieve its May 31, 1998 fiscal year goal of $3.0 million in sales. We expect this acquisition to have an immediate and positive impact on Derma Sciences' revenues, net income and earnings per share."

Arthur A. Beisang, Chairman and Chief Executive Officer of Genetic Laboratories, added, "We are excited at the prospect of combining the wound care products and the marketing and sales capabilities of our organizations. Derma Sciences and Genetic Laboratories have complementary strengths whose potential will be greatly enhanced by our joining forces."

Upon completion of the transaction, Arthur Beisang will become a member of Derma Sciences' Board of Directors and H. James Thompson, currently President and Chief Operating Officer of Genetic Laboratories, will become President and Chief Operating Officer of the newly formed subsidiary of Derma Sciences to be named Genetics Laboratories, Inc. Genetic Laboratories will continue to be headquartered in St. Paul.

Genetic Laboratories Wound Care, Inc., is engaged in the development, manufacture, marketing and sale of wound closure products, specialty fasteners used to secure catheters and tubes and a recently introduced wound irrigation system. For more information about Genetic Laboratories Wound Care, Inc., visit its home page on the Internet at http://www.geneticlabs.com .

Derma Sciences, Inc. is engaged in the development, marketing and sales of topical nutrient-based wound care products using its proprietary zinc formulation for the management of certain chronic, non-healing skin ulcerations such as pressure and venous ulcers, surgical incisions and burns. For more information about Derma Sciences, Inc, visit its home page on the Internet at http://www.dermasciences.com .

Statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the timing of signing a definitive agreement or the completion of the merger and could cause such timing or completion to differ materially from any forward-looking statements which may be made in this release or which are otherwise made by or on behalf of Derma Sciences, Inc., and/or Genetic Laboratories Wound Care, Inc. Factors which may affect the timing of signing a definitive agreement or completion of the merger include, but are not limited to, the success or failure of negotiations, Board or shareholder approvals and trade, legal, social and economic risks. Additional factors that could cause or contribute to differences between the timing of signing a definitive agreement or completion of the merger and forward-looking statements include, but are not limited to, those discussed in the filings with the Securities and Exchange Commission of Derma Sciences, Inc. and/or Genetic Laboratories Wound Care, Inc.



-----------------------------End of Press Release - May 12,
1998-----------------------------